Exhibit 99.1

Salesforce Reports Record Second Quarter Fiscal 2026 Results
Exceeds Guidance Across All Metrics; Subscription & Support Revenue up 11% Y/Y, 9% in CC

SAN FRANCISCO, Calif. - September 3, 2025 - Salesforce (NYSE: CRM), the world's #1 AI CRM, today announced results for its second quarter fiscal 2026 ended July 31, 2025.

Results
•Second quarter revenue of $10.2 billion, up 10% year-over-year ("Y/Y") and 9% in constant currency ("CC")
•Second quarter subscription & support revenue of $9.7 billion, up 11% Y/Y and 9% in CC
•Current remaining performance obligation of $29.4 billion, up 11% Y/Y and 10% in CC
•Second quarter GAAP operating margin of 22.8% and non-GAAP operating margin of 34.3%
•Returned $2.6 billion to shareholders, including $2.2 billion in share repurchases and $399 million in dividends
•Announced $20 billion increase to Salesforce's existing share repurchase program, bringing the total authorized to $50 billion

“We delivered an outstanding quarter to close out the first half of the year, with strong performance across revenue, margin, cash flow, and cRPO—and we remain on track for fiscal 2026 to be a record year with nearly $15 billion in operating cash flow,” said Marc Benioff, Chair and CEO, Salesforce. “These results reflect the success of our customers—like Pfizer, Marriott, and the U.S. Army—who are transforming into agentic enterprises, where humans and AI agents work side by side to reimagine workflows, accelerate productivity, and deliver customer success.”

“Our second quarter results highlight our ability to drive profitable growth while helping our customers and ourselves become agentic enterprises,” said Robin Washington, President and Chief Operating and Financial Officer, Salesforce. “We exceeded all our financial targets while achieving our tenth consecutive quarter of operating margin expansion, delivering strong returns and maximizing value for our customers and shareholders.”

Business Highlights
•Data Cloud and AI annual recurring revenue over $1.2 billion, up 120% Y/Y
•Salesforce has closed over 12,500 deals since launching Agentforce, of which over 6,000 are paid
•Over 40% of Data Cloud and Agentforce Q2 bookings came from existing customer expansion
•In Q2, closed over 60 deals greater than $1 million that include both Data Cloud and AI
•Service and Platform were in all Q2 Top 10 Deals
•On help.salesforce.com, Agentforce has handled over 1.4 million requests

Guidance
•Initiates third quarter FY26 revenue guidance of $10.24 billion to $10.29 billion, up 8% - 9% Y/Y and 8% in CC
•Raises low end of full year FY26 revenue guidance to $41.1 billion to $41.3 billion, up 8.5% - 9% Y/Y and 8% in CC
•Updates full year FY26 GAAP operating margin guidance to 21.2%, and raises non-GAAP operating margin guidance to 34.1%
•Raises full year FY26 operating cash flow growth guidance to approximately 12% to 13% Y/Y

Salesforce's guidance includes GAAP and non-GAAP financial measures. The following tables summarize Salesforce's guidance for the third quarter fiscal 2026 and full-year fiscal 2026:

Q3 FY26 Guidance
	GAAP	Non-GAAP(1)
Revenue	$10.24 - $10.29 billion
Revenue growth(2)	8% - 9%	8% CC, $75M Y/Y FX
Diluted net income per share	$1.60 - $1.62	$2.84 - $2.86
Current remaining performance obligation growth(3)	Slightly above 10%	Slightly above 9% CC, $300M Y/Y FX

Full Year FY26 Guidance
	GAAP	Non-GAAP(1)
Revenue	$41.1 - $41.3 billion
Revenue growth(2)	8.5% - 9%	Approximately 8% CC, $300M Y/Y FX
Subscription & support revenue growth(4)	Approximately 9.5%	Approximately 9% CC
Operating margin	21.2%	34.1%
Diluted net income per share	$6.99 - $7.03	$11.33 - $11.37
Operating cash flow growth	Approximately 12% - 13%
Free cash flow growth		Approximately 12% - 13%
(1) Non-GAAP CC revenue growth, non-GAAP CC remaining performance obligation growth, non-GAAP CC subscription & support revenue growth, non-GAAP operating margin, non-GAAP diluted net income per share, and free cash flow growth are non-GAAP financial measures. See below for an explanation of non-GAAP financial measures. The Company's shares used in computing GAAP diluted net income per share guidance and non-GAAP diluted net income per share guidance excludes any impact to share count from potential Q3 - Q4 FY26 repurchase activity under our share repurchase program.
(2) Revenue FX impact is calculated by taking the current period rates compared to the prior period average rates.
(3) Current remaining performance obligation FX impact is calculated by taking the current period rates compared to the prior period ending rates.
(4) Subscription & support revenue excludes professional services revenue.

The following is a reconciliation of GAAP operating margin guidance to non-GAAP operating margin guidance for the full year:

Full Year FY26 Guidance
GAAP operating margin(1)	21.2%
Plus
Amortization of purchased intangibles(2)	3.7%
Stock-based compensation expense(2)(3)	8.4%
Restructuring(2)(3)	0.8%
Non-GAAP operating margin(1)	34.1%
(1) GAAP operating margin is the proportion of GAAP income from operations as a percentage of GAAP revenue. Non-GAAP operating margin is the proportion of non-GAAP income from operations as a percentage of GAAP revenue.
(2) The percentages shown above have been calculated based on the midpoint of the low and high ends of the revenue guidance for full year FY26.
(3) The percentages shown in the restructuring line have been calculated based on charges associated with the Company's restructuring initiatives. Stock-based compensation expense excludes stock-based compensation expense related to the Company's restructuring initiatives, which is included in the restructuring line.

The following is a per share reconciliation of GAAP diluted net income per share to non-GAAP diluted net income per share guidance for the next quarter and the full year:

	Fiscal 2026
	Q3	FY26
GAAP diluted net income per share range(1)(2)	$1.60 - $1.62	$6.99 - $7.03
Plus
Amortization of purchased intangibles	$0.40	$1.60
Stock-based compensation expense	$0.88	$3.57
Restructuring(3)	$0.30	$0.34
Less
Income tax effects and adjustments(4)	$(0.34)	$(1.17)
Non-GAAP diluted net income per share(2)	$2.84 - $2.86	$11.33 - $11.37
Shares used in computing basic net income per share (millions)(5)	956	958
Shares used in computing diluted net income per share (millions)(5)	962	966
(1) The Company's GAAP tax provision is expected to be approximately 23.0% for the three months ended October 31, 2025 and 22.5% for the year ended January 31, 2026. The GAAP tax rates may fluctuate due to discrete tax items, changes in valuation allowance assessment, future acquisitions, or other transactions.
(2) The Company's projected GAAP and non-GAAP diluted net income per share assumes no change to the value of our strategic investment portfolio as it is not possible to forecast future gains and losses. The impact of future gains or losses from the Company’s strategic investment portfolio could be material.
(3) The estimated impact to GAAP diluted net income per share is in connection with the Company's restructuring initiatives.
(4) The Company’s non-GAAP tax provision uses a long-term projected tax rate of 22.0%, which reflects currently available information and could be subject to change.
(5) The Company's shares used in computing GAAP net income per share guidance and non-GAAP net income per share guidance excludes any impact to share count from potential Q3 - Q4 FY26 repurchase activity under our share repurchase program.

For additional information regarding non-GAAP financial measures see the reconciliation of results and related explanations below.

Management will provide further commentary around these guidance assumptions on its earnings call.

Product Releases and Enhancements
Salesforce releases major updates for our core platform and apps three times a year, with additional updates happening regularly across our portfolio. These releases are a result of significant research and development investments made over multiple years, and are designed to help customers drive cost savings, boost efficiency, and build trust.

Salesforce leaders will participate in a Q2 FY26 Product and Innovation Overview webinar on Friday, September 5, 2025, at 10:00 AM PT / 1:00 PM ET. A live webcast and replay details of the event will be available on the Salesforce Investor Relations website at www.salesforce.com/investor.

To learn more about our newest innovations and product release highlights, including our latest Summer 2025 Product Release, see FY26 Q2 Product Releases and Announcements at https://www.salesforce.com/news/stories/fy26-q2-highlights/ and see our latest major release at www.salesforce.com/releases.

Environmental, Social, and Governance (ESG) Strategy
To learn more about our latest initiatives and priorities, review our Stakeholder Impact Report at https://salesforce.com/stakeholder-impact-report.

Quarterly Conference Call
Salesforce plans to host a conference call at 2:00 p.m. (PT) / 5:00 p.m. (ET) to discuss its financial results with the investment community. A live webcast and replay details of the event will be available on the Salesforce Investor Relations website at www.salesforce.com/investor.

About Salesforce
Salesforce helps organizations of any size reimagine their business with AI. Agentforce — the first digital labor solution for enterprises — seamlessly integrates with Customer 360 applications, Data Cloud, and Einstein AI to create a limitless workforce, bringing humans and agents together to deliver customer success on a single, trusted platform. Visit www.salesforce.com for more information.

Mike Spencer
Salesforce
Investor Relations
investor@salesforce.com

Carolyn Guss
Salesforce
Public Relations
415-536-4966
pr@salesforce.com

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"Safe harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about the Company's financial and operating results and guidance, which include, but are not limited to, expected GAAP and non-GAAP financial and other operating and non-operating results, including revenue, net income, net income per share, operating cash flow growth, operating margin, expected revenue growth, expected foreign currency exchange rate impact, expected current remaining performance obligation growth, expected tax rates or provisions, stock-based compensation expenses, amortization of purchased intangibles, shares outstanding, market growth, strategic investments, expected restructuring expense or charges and expected timing of product releases and enhancements. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s results or outcomes could differ materially and adversely from those expressed or implied by our forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements.

The risks and uncertainties referred to above include -- but are not limited to -- risks associated with:
•our ability to consummate the pending acquisition of Informatica on a timely basis or at all, including our ability to obtain regulatory approvals and satisfy other conditions precedent to the completion of the transaction;
•the effect of the pending acquisition of Informatica on our operating results, the market price of our common stock, our ability to retain and hire key personnel and our ability to maintain relationships with customers, suppliers and others with whom we or Informatica do business;
•our ability to maintain sufficient security levels and service performance, avoid downtime and prevent, detect and remediate performance degradation and security breaches;
•our ability to secure sufficient data center capacity;
•our reliance on third-party infrastructure providers, including hardware, software, energy and platform providers and the organizations responsible for the development and maintenance of Internet infrastructure;
•uncertainties regarding AI technologies and their integration into our product offerings;
•the evolving landscape related to environmental, social and governance (“ESG”) matters;
•the effect of evolving government regulations, including those related to our industry and providing services on or accessing the Internet, and those addressing ESG matters, data privacy, cybersecurity, cross-border data transfers, government contracting and procurement, and import and export controls;
•current and potential litigation and regulatory investigations involving us or our industry;
•our ability to successfully expand or introduce new services and product features, including related to AI and Agentforce;
•our ability to successfully complete, integrate and realize the benefits from acquisitions or other strategic transactions;

•uncertainties regarding the pace of change and innovation and our ability to compete in the markets in which we participate;
•our ability to successfully execute our business strategy and our business plans, including efforts to expand internationally and related risks;
•our ability to predict and meet expectations regarding our operating results and cash flows, including revenue and remaining performance obligation, including as a result of the seasonal nature of our sales cycle and the variability in our results arising from the accounting for term license revenue products and some complex transactions;
•our ability to predict and limit customer attrition and costs related to those efforts;
•the demands on our personnel and infrastructure resulting from significant growth in our customer base and operations, including as a result of acquisitions;
•our real estate and office facilities strategy and related costs and uncertainties;
•the performance of our strategic investment portfolio, including fluctuations in the fair value of our investments;
•our ability to protect our intellectual property rights;
•our ability to maintain and enhance our brands;
•uncertainties regarding the realizability, valuation and potential availability of certain tax assets;
•the impact of new accounting pronouncements and tax rules;
•uncertainties affecting our ability to estimate our tax rate;
•uncertainties regarding the effect of geopolitical events, inflationary pressures, market and macroeconomic volatility, financial institution instability, changes in monetary policy, foreign currency exchange rate and interest rate fluctuations, uncertainty regarding changes in trade policies, including trade wars, the threat or imposition of tariffs or other trade restrictions as well as any retaliatory actions, and climate change, natural disasters and actual or threatened public health emergencies on our workforce, business, and operating results;
•uncertainties regarding the impact of expensing stock options and other equity awards;
•the sufficiency of our capital resources, including our ability to execute our share repurchase program and declare future cash dividends;
•our ability to comply with our debt covenants and lease obligations; and
•uncertainties regarding impacts to our workforce and workplace culture, such as those arising from our current and future office environments or remote work policies or our ability to realize the expected benefits of the Company's restructuring initiatives.

Further information on these and other factors that could affect the Company’s actual results or outcomes is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings it makes with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Financials section of the Company’s website at investor.salesforce.com/financials/.

Salesforce, Inc. assumes no obligation and does not intend to revise or update publicly any forward-looking statements for any reason, except as required by law.

© 2025 Salesforce, Inc.  All rights reserved.  Salesforce and other marks are trademarks of Salesforce, Inc.  Other brands featured herein may be trademarks of their respective owners.

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Salesforce, Inc.
Condensed Consolidated Statements of Operations
(in millions, except per share data)
(Unaudited)

2	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Revenues:
Subscription and support	$9,690	$8,764	$18,987	$17,349
Professional services and other	546	561	1,078	1,109
Total revenues	10,236	9,325	20,065	18,458
Cost of revenues (1)(2):
Subscription and support	1,645	1,556	3,256	3,116
Professional services and other	597	603	1,251	1,205
Total cost of revenues	2,242	2,159	4,507	4,321
Gross profit	7,994	7,166	15,558	14,137
Operating expenses (1)(2):
Research and development	1,481	1,349	2,941	2,717
Sales and marketing	3,443	3,224	6,872	6,463
General and administrative	734	711	1,431	1,358
Restructuring	4	99	40	107
Total operating expenses	5,662	5,383	11,284	10,645
Income from operations	2,332	1,783	4,274	3,492
Gains (losses) on strategic investments, net	6	(37)	(57)	0
Other income	68	91	163	212
Income before provision for income taxes	2,406	1,837	4,380	3,704
Provision for income taxes	(519)	(408)	(952)	(742)
Net income	$1,887	$1,429	$3,428	$2,962
Basic net income per share	$1.97	$1.48	$3.58	$3.06
Diluted net income per share (3)	$1.96	$1.47	$3.55	$3.03
Shares used in computing basic net income per share	956	964	958	967
Shares used in computing diluted net income per share	962	973	966	979
(1)Amounts include amortization of intangible assets acquired through business combinations, as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Cost of revenues	$150	$231	$312	$469
Sales and marketing	230	223	463	446
(2)Amounts include stock-based compensation expense, as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Cost of revenues	$126	$132	$277	$251
Research and development	280	276	555	536
Sales and marketing	293	309	578	599
General and administrative	94	91	182	172
Restructuring	0	2	15	2
(3)During the three months ended July 31, 2025 and 2024, gains (losses) on strategic investments impacted GAAP diluted net income per share by $0.00 and $(0.03) based on a U.S. tax rate of 23.5% and 24.5%, respectively, and non-GAAP diluted net income per share by $0.00 and $(0.03) based on a non-GAAP tax rate of 22.0%. During the six months ended July

31, 2025 and 2024, gains (losses) on strategic investments impacted GAAP diluted EPS by $(0.05) and $0.00 based on a U.S. tax rate of 23.5% and 24.5%, respectively, and non-GAAP diluted EPS by $(0.05) and $0.00 based on a non-GAAP tax rate of 22.0%.

Salesforce, Inc.
Condensed Consolidated Statements of Operations
(As a percentage of total revenues)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Revenues:
Subscription and support	95%	94%	95%	94%
Professional services and other	5	6	5	6
Total revenues	100	100	100	100
Cost of revenues (1)(2):
Subscription and support	16	17	16	17
Professional services and other	6	6	6	6
Total cost of revenues	22	23	22	23
Gross profit	78	77	78	77
Operating expenses (1)(2):
Research and development	14	14	15	15
Sales and marketing	34	35	34	35
General and administrative	7	8	7	7
Restructuring	0	1	0	1
Total operating expenses	55	58	56	58
Income from operations	23	19	22	19
Gains (losses) on strategic investments, net	0	0	(1)	0
Other income	1	1	1	1
Income before provision for income taxes	24	20	22	20
Provision for income taxes	(6)	(5)	(5)	(4)
Net income	18%	15%	17%	16%

(1)Amounts include amortization of intangible assets acquired through business combinations as a percentage of total revenues, as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Cost of revenues	2%	3%	2%	3%
Sales and marketing	2	2	2	2

(2)Amounts include stock-based compensation expense as a percentage of total revenues, as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Cost of revenues	1%	2%	1%	1%
Research and development	3	3	3	3
Sales and marketing	3	3	3	3
General and administrative	1	1	1	1
Restructuring	0	0	0	0

Salesforce, Inc.
Condensed Consolidated Balance Sheets
(in millions)

	July 31, 2025	January 31, 2025
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$10,365	$8,848
Marketable securities	5,007	5,184
Accounts receivable, net	5,596	11,945
Costs capitalized to obtain revenue contracts, net	1,862	1,971
Prepaid expenses and other current assets	2,501	1,779
Total current assets	25,331	29,727
Property and equipment, net	3,154	3,236
Operating lease right-of-use assets, net	2,028	2,157
Noncurrent costs capitalized to obtain revenue contracts, net	2,266	2,475
Strategic investments	5,085	4,852
Goodwill	51,438	51,283
Intangible assets acquired through business combinations, net	3,669	4,428
Deferred tax assets and other assets, net	4,602	4,770
Total assets	$97,573	$102,928
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$5,397	$6,658
Operating lease liabilities, current	580	579
Unearned revenue	16,555	20,743
Total current liabilities	22,532	27,980
Noncurrent debt	8,436	8,433
Noncurrent operating lease liabilities	2,221	2,380
Other noncurrent liabilities	3,056	2,962
Total liabilities	36,245	41,755
Stockholders’ equity:
Common stock	1	1
Treasury stock, at cost	(24,408)	(19,507)
Additional paid-in capital	66,701	64,576
Accumulated other comprehensive income (loss)	47	(266)
Retained earnings	18,987	16,369
Total stockholders’ equity	61,328	61,173
Total liabilities and stockholders’ equity	$97,573	$102,928

Salesforce, Inc.
Condensed Consolidated Statements of Cash Flows
(in millions)
(Unaudited)

2	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Operating activities:
Net income	$1,887	$1,429	$3,428	$2,962
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (1)	817	907	1,660	1,786
Amortization of costs capitalized to obtain revenue contracts, net	544	526	1,089	1,043
Stock-based compensation expense	793	810	1,607	1,560
(Gains) losses on strategic investments, net	(6)	37	57	0
Changes in assets and liabilities, net of business combinations:
Accounts receivable, net	(1,242)	(1,136)	6,349	6,026
Costs capitalized to obtain revenue contracts, net	(406)	(427)	(771)	(675)
Prepaid expenses and other current assets and other assets	(32)	(477)	(513)	(991)
Accounts payable and accrued expenses and other liabilities	(217)	220	(1,224)	(535)
Operating lease liabilities	(154)	(158)	(278)	(243)
Unearned revenue	(1,244)	(839)	(4,188)	(3,794)
Net cash provided by operating activities	740	892	7,216	7,139
Investing activities:
Business combinations, net of cash acquired	(54)	0	(54)	(338)
Purchases of strategic investments	(174)	(104)	(323)	(307)
Sales of strategic investments	38	52	44	105
Purchases of marketable securities	(1,118)	(550)	(3,204)	(3,802)
Sales of marketable securities	1,179	2,482	1,584	3,098
Maturities of marketable securities	1,429	898	1,865	1,534
Capital expenditures	(135)	(137)	(314)	(300)
Net cash provided by (used in) investing activities	1,165	2,641	(402)	(10)
Financing activities:
Repurchases of common stock	(2,225)	(4,335)	(4,858)	(6,468)
Payments for taxes related to net share settlement of equity awards	(12)	0	(12)	0
Proceeds from employee stock plans	232	202	526	735
Principal payments on financing obligations	(99)	(285)	(278)	(405)
Repayments of debt	0	(1,000)	0	(1,000)
Payments of dividends and dividend equivalents	(399)	(384)	(801)	(772)
Net cash used in financing activities	(2,503)	(5,802)	(5,423)	(7,910)
Effect of exchange rate changes	35	(7)	126	(9)
Net increase (decrease) in cash and cash equivalents	(563)	(2,276)	1,517	(790)
Cash and cash equivalents, beginning of period	10,928	9,958	8,848	8,472
Cash and cash equivalents, end of period	$10,365	$7,682	$10,365	$7,682
(1)    Includes amortization of intangible assets acquired through business combinations, depreciation of fixed assets and amortization and impairment of right-of-use assets.

Salesforce, Inc.
Additional Metrics
(Unaudited)
Supplemental Revenue Analysis
Remaining Performance Obligation
Remaining performance obligation ("RPO") represents contracted revenue that has not yet been recognized, which includes unearned revenue and unbilled amounts that will be recognized as revenue in future periods. RPO is influenced by several factors, including seasonality, the timing of renewals, the timing of term license deliveries, average contract terms and foreign currency exchange rates. Remaining performance obligation is also impacted by acquisitions. Unbilled portions of RPO denominated in foreign currencies are revalued each period based on the period end exchange rates. The portion of RPO that is unbilled is not recorded on the condensed consolidated balance sheets.
RPO consisted of the following (in billions):

	Current	Noncurrent	Total
As of July 31, 2025	$29.4	$30.5	$59.9
As of April 30, 2025	29.6	31.3	60.9
As of January 31, 2025	30.2	33.2	63.4
As of October 31, 2024	26.4	26.7	53.1
As of July 31, 2024	26.5	27.0	53.5
Unearned Revenue
Unearned revenue represents amounts that have been invoiced in advance of revenue recognition and is recognized as revenue when transfer of control to customers has occurred or services have been provided. The change in unearned revenue was as follows (in millions):

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Unearned revenue, beginning of period	$17,799	$16,061	$20,743	$19,003
Billings and other (1)	8,992	8,486	15,877	14,677
Revenue recognized over time	(9,684)	(8,852)	(18,895)	(17,423)
Revenue recognized at a point in time	(552)	(473)	(1,170)	(1,035)
Unearned revenue, end of period	$16,555	$15,222	$16,555	$15,222
(1)     Other includes, for example, the impact of foreign currency translation, contributions from contract assets and business combinations.
Disaggregation of Revenue
Subscription and Support Revenue by the Company's service offerings
Subscription and support revenues consisted of the following (in millions):

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Sales	$2,267	$2,071	$4,398	$4,069
Service	2,458	2,257	4,792	4,439
Platform and Other	2,084	1,786	4,047	3,504
Marketing and Commerce	1,365	1,308	2,690	2,590
Integration and Analytics	1,516	1,342	3,060	2,747
	$9,690	$8,764	$18,987	$17,349

Total Revenue by Geographic Locations
Revenues by geographical region consisted of the following (in millions):

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Americas	$6,736	$6,201	$13,205	$12,263
Europe	2,429	2,184	4,766	4,329
Asia Pacific	1,071	940	2,094	1,866
	$10,236	$9,325	$20,065	$18,458
Constant Currency Growth Rates
Subscription and support revenues constant currency growth rates by the Company's service offerings were as follows:

	Three Months Ended July 31, 2025 Compared to Three Months Ended July 31, 2024	Three Months Ended April 30, 2025 Compared to Three Months Ended April 30, 2024	Three Months Ended July 31, 2024 Compared to Three Months Ended July 31, 2023
Sales	8%	7%	10%
Service	8%	7%	11%
Platform and Other	16%	14%	10%
Marketing and Commerce	3%	4%	7%
Integration and Analytics	12%	10%	14%
Total growth	9%	9%	10%
Revenue constant currency growth rates by geographical region were as follows:

	Three Months Ended July 31, 2025 Compared to Three Months Ended July 31, 2024	Three Months Ended April 30, 2025 Compared to Three Months Ended April 30, 2024	Three Months Ended July 31, 2024 Compared to Three Months Ended July 31, 2023
Americas	9%	7%	8%
Europe	7%	9%	11%
Asia Pacific	11%	11%	16%
Total growth	9%	8%	9%
Current remaining performance obligation constant currency growth rates were as follows:

	July 31, 2025 Compared to July 31, 2024	April 30, 2025 Compared to April 30, 2024	July 31, 2024 Compared to July 31, 2023
Total growth	10%	11%	11%

Salesforce, Inc.
GAAP Results Reconciled to Non-GAAP Results
The following tables reflect selected GAAP results reconciled to Non-GAAP results.
(in millions, except per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Non-GAAP income from operations
GAAP income from operations	$2,332	$1,783	$4,274	$3,492
Plus:
Amortization of purchased intangibles (1)	380	454	775	915
Stock-based compensation expense (2)(3)	793	808	1,592	1,558
Restructuring	4	99	40	107
Non-GAAP income from operations	$3,509	$3,144	$6,681	$6,072
Non-GAAP operating margin as a percentage of revenues
Total revenues	$10,236	$9,325	$20,065	$18,458
GAAP operating margin (4)	22.8%	19.1%	21.3%	18.9%
Non-GAAP operating margin (4)	34.3%	33.7%	33.3%	32.9%
Non-GAAP net income
GAAP net income	$1,887	$1,429	$3,428	$2,962
Plus:
Amortization of purchased intangibles (1)	380	454	775	915
Stock-based compensation expense (2)(3)	793	808	1,592	1,558
Restructuring	4	99	40	107
Income tax effects and adjustments	(269)	(295)	(541)	(640)
Non-GAAP net income	$2,795	$2,495	$5,294	$4,902

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Non-GAAP diluted net income per share
GAAP diluted net income per share	$1.96	$1.47	$3.55	$3.03
Plus:
Amortization of purchased intangibles (1)	0.40	0.47	0.80	0.93
Stock-based compensation expense (2)(3)	0.82	0.83	1.65	1.59
Restructuring	0.00	0.10	0.04	0.11
Income tax effects and adjustments	(0.27)	(0.31)	(0.56)	(0.65)
Non-GAAP diluted net income per share	$2.91	$2.56	$5.48	$5.01
Shares used in computing non-GAAP diluted net income per share	962	973	966	979

(1)Amortization of purchased intangibles was as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Cost of revenues	$150	$231	$312	$469
Sales and marketing	230	223	463	446
	$380	$454	$775	$915

(2)Stock-based compensation expense, excluding stock-based compensation expense related to restructuring, was as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Cost of revenues	$126	$132	$277	$251
Research and development	280	276	555	536
Sales and marketing	293	309	578	599
General and administrative	94	91	182	172
	$793	$808	$1,592	$1,558

(3)    Stock-based compensation expense included in the GAAP to non-GAAP reconciliation tables above excludes stock-based compensation expense related to restructuring activities for each of the three months ended July 31, 2025 and 2024 of $0 million and $2 million, respectively, and for the six months ended July 31, 2025 and 2024 of $15 million and $2 million, respectively, which are included in the restructuring line.

(4)    GAAP operating margin is the proportion of GAAP income from operations as a percentage of GAAP revenue. Non-GAAP operating margin is the proportion of non-GAAP income from operations as a percentage of GAAP revenue. Non-GAAP income from operations excludes the impact of the amortization of purchased intangibles, stock-based compensation expense and charges associated with the Company's restructuring activities.

Salesforce, Inc.
Computation of Basic and Diluted GAAP and Non-GAAP Net Income Per Share
(in millions, except per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
GAAP Basic Net Income Per Share
Net income	$1,887	$1,429	$3,428	$2,962
Basic net income per share	$1.97	$1.48	$3.58	$3.06
Shares used in computing basic net income per share	956	964	958	967

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Non-GAAP Basic Net Income Per Share
Non-GAAP net income	$2,795	$2,495	$5,294	$4,902
Non-GAAP basic net income per share	$2.92	$2.59	$5.53	$5.07
Shares used in computing non-GAAP basic net income per share	956	964	958	967

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
GAAP Diluted Net Income Per Share
Net income	$1,887	$1,429	$3,428	$2,962
Diluted net income per share	$1.96	$1.47	$3.55	$3.03
Shares used in computing diluted net income per share	962	973	966	979

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Non-GAAP Diluted Net Income Per Share
Non-GAAP net income	$2,795	$2,495	$5,294	$4,902
Non-GAAP diluted net income per share	$2.91	$2.56	$5.48	$5.01
Shares used in computing non-GAAP diluted net income per share	962	973	966	979

Supplemental Cash Flow Information
Computation of Free Cash Flow, a Non-GAAP Measure
(in millions)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
GAAP net cash provided by operating activities	$740	$892	$7,216	$7,139
Capital expenditures	(135)	(137)	(314)	(300)
Free cash flow	$605	$755	$6,902	$6,839

Non-GAAP Financial Measures: This press release includes information about non-GAAP operating margin, non-GAAP net income per share, non-GAAP tax rates, free cash flow, constant currency revenue and revenue growth rate, constant currency subscription and support revenue growth rate and constant currency current remaining performance obligation growth rates (collectively the “non-GAAP financial measures”). These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s condensed consolidated financial statements prepared in accordance with GAAP. Management uses both GAAP and non-GAAP financial measures when planning, monitoring and evaluating the Company’s performance.

The primary purpose of using non-GAAP financial measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the Company’s results in the same way management does. Management believes that supplementing GAAP disclosure with non-GAAP disclosure provides investors with a more complete view of the Company’s operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the Company’s business. Further to the extent that other companies use similar methods in calculating non-GAAP financial measures, the provision of supplemental non-GAAP information can allow for a comparison of the Company’s relative performance against other companies that also report non-GAAP operating results.

Non-GAAP operating margin is the proportion of non-GAAP income from operations as a percentage of GAAP revenue. Non-GAAP income from operations excludes the impact of the following items: stock-based compensation expense, amortization of acquisition-related intangibles and charges associated with the Company's restructuring activities. Non-GAAP net income per share excludes, to the extent applicable, the impact of the following items: stock-based compensation expense, amortization of purchased intangibles, charges related to the Company's restructuring activities and income tax adjustments. These items are excluded because the decisions that give rise to them are not made to increase revenue in a particular period, but instead for the Company’s long-term benefit over multiple periods.

As described above, the Company excludes or adjusts for the following in its non-GAAP results and guidance:

•Stock-Based Compensation Expense: The Company’s compensation strategy includes the use of stock-based compensation expense to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•Amortization of Purchased Intangibles: The Company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, and, in some cases, acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, which is not typically affected by operations during any particular period. Although the Company excludes the amortization of purchased intangibles from these non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

•Restructuring: Restructuring charges are costs associated with a formal restructuring plan and may include employee notice period costs and severance payments, lease or contract termination costs, asset impairments, accelerated depreciation and amortization and other related expenses. The Company excludes these restructuring charges because they are distinct from ongoing operational costs and it does not believe they are reflective of current and expected future business performance and operating results.

•Gains (Losses) on Strategic Investments, net: The Company records all fair value adjustments to its equity securities held within the strategic investment portfolio through the statement of operations. As it is not possible to forecast future gains and losses, the Company assumes no change to the value of its strategic investment portfolio in its GAAP and non-GAAP estimates for future periods, including its guidance. Gains (Losses) on Strategic Investments, net, are included in its GAAP financial statements.

•Income Tax Effects and Adjustments: The Company utilizes a fixed long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of items such as changes in the tax valuation allowance and tax effects of acquisition-related costs, since each of these can vary in size and frequency. When projecting this long-term rate, the Company evaluated a three-year financial projection that excludes the direct impact of the following non-cash items: stock-based compensation expenses and the amortization of purchased intangibles. The projected rate also considers factors including the Company’s expected tax structure, its tax positions in various jurisdictions and key legislation in major jurisdictions where the Company operates. For fiscal 2025, the Company used a projected non-GAAP tax rate of 22.0%. For fiscal 2026, the Company uses a projected non-GAAP tax rate of 22.0%, which reflects currently available information, as well as other factors and assumptions. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in the Company’s geographic earnings mix due to acquisition activity or other changes to the Company’s strategy or business operations. The Company will re-evaluate its long-term rate as appropriate.

The Company presents constant currency information to provide a framework for assessing how the Company's underlying business performed excluding the effect of foreign currency rate fluctuations. To present constant currency revenue growth rates, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the weighted average exchange rate for the quarter being compared to rather than the actual exchange rates in effect during that period. To present current remaining performance obligation growth rates on a constant currency basis, current remaining performance obligation balances in local currencies in previous comparable periods are converted using the United States dollar currency exchange rate as of the most recent balance sheet date.

The Company defines Data Cloud and AI annual recurring revenue ("ARR") as the annualized recurring value of active Data Cloud and certain generative Artificial Intelligence (“AI”) subscription agreements, including those for Agentforce and standalone generative AI products, at the end of the reporting period.

The Company defines the non-GAAP measure free cash flow as GAAP net cash provided by operating activities, less capital expenditures.